Exhibit 99.1

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

877.828.0720

https://cardconnect.com

CardConnect Corp. Reports First Quarter 2017 Results

King of Prussia, PA – May 10, 2017 - CardConnect Corp. (NASDAQ: CCN) (“CardConnect”), one of the nation's leading payment processors, today provided financial results for the first quarter ended March 31, 2017. Revenue increased 20.5% to $156.7 million as compared to $130.0 million in the prior year period. Net revenue (a non-GAAP measure) increased 19.3% to $41.1 million as compared to $34.4 million in the prior year period. Merchant Acquiring services revenue and net revenue were driven by record bankcard volume of $6.0 billion for the quarter ended March 31, 2017, a 22.8% increase from the prior year period.

Highlights for the first quarter of 2017 include:

●	Bankcard volume of $6.0 billion, a 22.8% increase from $4.9 billion in the prior year period

●	Revenue of $156.7 million, a 20.5% increase from $130.0 million in the prior year period

●	Net revenue of $41.1 million, a 19.3% increase from $34.4 million in the prior year period [1]

●	Net loss of $1.6 million, and net loss of $0.09 per share

●	Pro forma adjusted net income of $1.5 million, and pro forma adjusted net income per share of $0.05 [1]

●	Adjusted EBITDA was $7.6 million, compared to $7.7 million in the prior year period [1]

“Fiscal 2017 is off to a strong start. Most importantly, organic bankcard volume grew a record 22.8% in the first quarter of 2017 compared to the prior year quarter,” said CardConnect President and CEO Jeff Shanahan. “Volume growth was again primarily driven by our unique value proposition in the integrated payments market where we offer software partners a unified payments platform delivered with best in class payment security. As part of our 2017 strategy to invest for future growth, early in the second quarter, we acquired MertzCo, Inc., who was our largest value-added reseller. We are thrilled to have someone with Michael Mertz’s track record of success leading our sales. Additionally, we are executing on our organic growth plan, both in sales and technology. We are also providing updated guidance for 2017 as a result of the MertzCo transaction.”

Full-Year 2017 Financial Outlook

CardConnect is re-affirming its initial 2017 financial outlook and providing an updated financial outlook that reflects the transaction with MertzCo, Inc. completed on April 3, 2017. Bankcard volume is expected to be $26.7 billion to $27.2 billion, representing an increase of 20% to 22% compared to 2016. Revenue is expected to be $686 million to $700 million, representing an increase of 16% to 19% compared to 2016. Net revenue is expected to be $182 million to $185 million, representing an increase of 16% to 18% compared to 2016. Adjusted EBITDA, which includes $3 million of general and administrative expenses related to growth initiatives, is expected to be $45 million to $47 million, representing an increase of 18% to 23% compared to 2016. The additional general and administrative expenses will support previously discussed initiatives in product development, direct sales, and marketing.

1 Net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share are non-GAAP measures that are detailed later in the attached schedules to this release.

Earnings Conference Call and Audio Webcast
CardConnect will host a conference call to discuss its first quarter 2017 financial results on Wednesday, May 10, 2017, at 8:30 a.m. ET. You may participate by calling 844-358-9178 and providing the operator with Pin Number 16163169. You can also listen to the conference call broadcast through a webcast on CardConnect’s website. To access the webcast, please visit the Investor Relations portion of CardConnect’s website at www.cardconnect.com. The webcast will be archived on CardConnect’s website for replay within two hours of the live call.

Non-GAAP Financial Measures

This earnings release presents non-GAAP financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. The company uses these non-GAAP financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results by excluding certain expenses that may not be indicative of its core operating results and business outlook. As such, management believes the presentation of these non-GAAP financial measures enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The non-GAAP measures presented in this release are important financial performance measures for the company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s result of operations in conjunction with the corresponding GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the attached schedules to this release.

About CardConnect

CardConnect (CCN) is a leading provider of payment processing and technology solutions, helping more than 67,000 organizations – from independent coffee shops to iconic global brands – accept billions of dollars in card transactions each year. Since its inception in 2006, CardConnect has developed advanced payment solutions backed by patented, PCI-certified point-to-point encryption (P2PE) and tokenization. The company’s small-to-midsize business offering, CardPointe, is a comprehensive platform that includes a powerful reporting and transaction management portal which extends to a native mobile app. For enterprise-level organizations, CardSecure integrates omni-channel payment acceptance into several ERP systems – such as Oracle, SAP, JD Edwards and Infor M3 – in a way that minimizes PCI compliance requirements and lowers transaction costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on CardConnect’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside CardConnect’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional risks and factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in CardConnect’s reports filed with the SEC, which are available, free of charge, at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and CardConnect undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: joeh@gregoryfca.com

Schedule 1

CardConnect Corp.

Consolidated Statements of Operations

(Unaudited)

($ in thousands, except per share data)

	Three Months Ended March 31,		Change
	2017	2016	Amount	%

Revenue	$156,651	$130,009	$26,642	20.5%

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	115,565	95,575	19,990	20.9%
Other cost of services	24,861	20,246	4,615	22.8%
Total cost of services	140,426	115,821	24,605	21.2%
General and administrative	10,689	7,140	3,549	49.7%
Depreciation	445	422	23	5.6%
Amortization of intangibles	4,333	5,159	(826)	(16.0)%
Total expenses	155,893	128,542	27,352	21.3%
Income from operations	758	1,468	(710)	(48.4)%

Other expense:
Interest expense, net	(2,460)	(426)	(2,034)	477.3%
Other, net	(72)	(45)	(27)	60.6%
Total other expense	(2,532)	(471)	(2,061)	437.6%

(Loss) income before income tax provision	(1,774)	997	(2,771)	(278.0)%
Benefit (provision) for income taxes	200	(74)	274	(371.3)%
Net (loss) income	$(1,574)	$923	$(2,497)	(270.6)%
Dividends on preferred stock	(1,072)	-	(1,072)	na
Net (loss) income available for common shareholders	(2,647)	923	(3,570)	(386.7)%

(Loss) earnings per share:
Basic	$(0.09)	$0.06	$(0.15)	(250.0)%
Diluted	$(0.09)	$0.05	$(0.14)	(280.0)%

Weighted-average common shares outstanding:
Basic	29,124,399	15,151,872	13,972,527	92.2%
Diluted	29,124,399	17,080,614	12,043,785	70.5%

Schedule 2

CardConnect Corp.

Consolidated Balance Sheets

($ in thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$11,459	$9,385
Restricted cash	5,659	5,749
Accounts receivable	20,636	26,028
Processing assets	14,230	12,905
Other receivables	1,850	2,045
Related-party receivables	79	90
Prepaid income taxes	2,962	2,753
Other prepaid expenses	1,790	1,259
Other current assets	2,495	2,462
Total current assets	61,157	62,677

Property and equipment, net	6,477	5,591

Other assets:
Long-term restricted cash	1,208	2,146
Long-term related-party receivables	225	225
Long-term other receivables	257	266
Goodwill	40,241	40,241
Intangible assets, net	58,450	56,016
Long-term other assets	789	687
Total assets	$168,805	$167,849

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$6,281	$3,551
Residuals payable	6,515	7,510
Processing liabilities	16,134	14,901
Settlement obligation	2,337	2,567
Accrued expenses	2,369	3,449
Current portion of LT debt	4,250	4,250
Deferred revenue	1,977	1,736
Total current liabilities	39,862	37,964

Long-term liabilities:
Accrued expenses	1,761	1,834
Long-term debt	127,968	128,181
Deferred tax liability	2,577	2,577
Total long-term liabilities	132,305	132,591

Total liabilities	172,167	170,555

CardConnect Corp. Redeemable Series A Preferred Stock	37,294	37,159

Stockholders’ deficit
Common stock	29	29
Additional paid-in capital	3,946	3,163
Accumulated deficit	(44,632)	(43,058)
Total stockholders’ deficit	(40,656)	(39,866)
Total liabilities and stockholders’ deficit	$168,805	$167,849

Schedule 3

CardConnect Corp.

Consolidated Statement of Cash Flows

(Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2017	2016

Operating Activities
Net (loss) income	$(1,574)	$923

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,779	5,581
Stock-based compensation expense	1,337	458
Relocation loan forgiveness	11	17
Agent Advance Forgiveness	20	-
Other	26	-
Amortization of debt issuance costs	287	-

Changes in operating assets and liabilities:
Restricted cash	90	119
Accounts receivable	5,393	306
Processing assets	(1,325)	230
Other receivables	72	(376)
Other prepaid expenses	(530)	(303)
Other assets	(134)	71
Accounts payable	2,730	167
Residuals payable	(995)	(128)
Processing liabilities	1,233	(348)
Prepaid income taxes	(209)	(96)
Accrued expenses	(1,153)	(1,089)
Deferred revenue	241	(65)
Net cash provided by operating activities	10,297	5,468

Investing Activities
Change ISO advances	87	151
Purchases of property and equipment	(1,331)	(342)
Purchases of merchant portfolios and residual buyouts	(547)	(2,298)
Payment to amend merchant program processing agreement	(4,500)	-
Additions to internally developed software	(1,721)	(715)
Net cash used in investing activities	(8,012)	(3,204)

Financing activities
Release of deposits held in escrow	938	-
Net change in settlement obligation	(230)	279
Payments on long-term debt	(500)	(2,000)
Payment of preferred stock dividend	(938)	-
Proceeds from stock options exercised	519	145
Net cash used in financing activities	(211)	(1,576)

Net increase in cash and cash equivalents	2,073	688
Cash and cash equivalents at beginning of year	9,385	3,575
Cash and cash equivalents at end of year	$11,459	$4,263

Schedule 4

CardConnect Corp.

Reconciliation of GAAP Revenue to Net Revenue

(Unaudited)

($ in thousands)

	Three Months Ended March 31,		Change
	2017	2016	Amount	%

Revenue	$156,651	$130,009	$26,642	20.5%

Non-GAAP Adjustments:
Interchange and pass-through (1)	115,565	95,575	19,990	20.9%
Net Revenue	$41,086	$34,434	$6,652	19.3%

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.

Schedule 5

CardConnect Corp.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

($ in thousands)

	Three Months Ended March 31,		Change
	2017	2016	Amount	%

Net (loss) Income	$(1,574)	$923	$(2,497)	(270.6)%

Non-GAAP Adjustments:
Interest expense, net	2,460	426	2,034	477.3%
Depreciation and amortization	4,779	5,581	(802)	(14.4)%
Taxes (1)	(131)	119	(249)	(210.3)%
EBITDA	5,533	7,049	(1,515)	(21.5)%

Share-based compensation	1,337	458	879	191.9%
Non-operating expenses	-	-	-	na
Transition, acquisition and integration costs (2)	741	234	507	216.7%
Adjusted EBITDA	$7,611	$7,741	$(130)	(1.7)%

Non-GAAP Financial Measures

This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Includes the provision for income taxes and other business taxes.
(2)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.

Schedule 6

CardConnect Corp.

Reconciliation of Net (Loss) Income to Pro Forma Adjusted Net Income

(Unaudited)

($ in thousands)

	Three Months Ended March 31,		Change
	2017	2016	Amount	%

Net (loss) Income	$(1,574)	$923	$(2,497)	(270.6)%
Benefit (provision) for income taxes	200	(74)	274	(371.3)%
(Loss) income before income tax provision	(1,774)	997	(2,771)	(278.0)%

Non-GAAP Adjustments:
Non-operating expenses	-	-	-	na
Transition, acquisition and integration costs (1)	741	234	507	216.7%
Share-based compensation	1,337	458	879	191.9%
Intangible amortization (2)	2,125	2,969	(844)	(28.4)%
Non-GAAP income before income tax provision	2,428	4,657	(2,229)	(47.9)%

Non-GAAP Pro Forma Adjustments:
Pro Forma Provision for income taxes (3)	(902)	(1,725)	823	(47.7)%
Pro Forma Adjusted Net Income	1,526	2,932	(1,406)	(48.0)%

Pro Forma common shares outstanding (4)	33,371,521	33,371,521	-	0.0%

Pro Forma Adjusted Net Income per share	$0.05	$0.09	$(0.04)	(48.0)%

Non-GAAP and Pro Forma Financial Measures

This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(2)	Represents amortization expenses related to finite-lived intangible assets recorded in connection with our acquisitions.
(3)	Represents pro forma adjusted income tax expense to reflect an effective tax rate of 37.2% for 2017 and 37.0% for 2016.
(4)	Includes 4,206,157 shares outstanding assuming the exercise of “in the money” options and warrants, assuming a quarter-end stock price of $13.20

Schedule 7

CardConnect Corp.

Outlook Summary

(Unaudited)

($ in millions)

	Full Year Financial Outlook
	Year Ended December 31,
	2017 Outlook			2016 Actual	Change (%)

Bankcard Volume	$26,699	-	$27,238	$22,320	20%	-	22%

Revenue	$686	-	$700	$589	16%	-	19%

Non-GAAP Adjustments:
Interchange and pass-through (1)	504	-	515	433	17%	-	19%
Net Revenue	$182	-	$185	$157	16%	-	18%

Adjusted EBITDA (2)	$45	-	$47	$38	18%	-	23%

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

Adjusted EBITDA is also an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies. Adjusted EBITDA differs from GAAP net income in that it excludes interest expense, net, depreciation and amortization, taxes, share based compensation, gain/loss on asset disposal, non-operating expenses and transition, acquisition and integration costs. The Company has not reconciled its Adjusted EBITDA guidance to net income, its GAAP equivalent, because net income is not accessible on a forward-looking basis due to, among other things, uncertainty regarding the tax impact of the July 29, 2016 merger, including with respect to the tax valuation allowances, and because of the uncertainty regarding, and the potential variability of making, forecasts with respect to reconciling items such as share-based compensation expense and transition, acquisition and integration costs. Accordingly, a reconciliation of Adjusted EBITDA guidance to GAAP net income is not available without unreasonable effort. It is important to note that the actual amount of net income and such reconciling items will have a significant impact on the Company’s Adjusted EBITDA.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.
(2)	Includes $3 million of general and administrative expenses related to growth initiatives.